EXECUTION VERSION

CONSENT AND THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS CONSENT AND THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of August 21, 2020, by and among INNOVATUS LIFE SCIENCES LENDING FUND I, LP, a Delaware limited partnership, as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), and the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time, BIONANO GENOMICS, INC., a Delaware corporation (“Existing Borrower”), LINEAGEN, INC., a Delaware corporation (“New Borrower”) (New Borrower and Existing Borrower, individually and collectively, jointly and severally, “Borrower”).
WHEREAS, Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement, dated as of March 14, 2019 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof;
WHEREAS, Borrower and New Borrower have entered into that certain Agreement and Plan of Merger, by and among Existing Borrower, New Borrower, Alta Merger Sub, Inc., a Delaware corporation, a Delaware corporation (“Merger Sub”) and Michael S. Paul, Ph.D dated as of August 21, 2020 (the Agreement and Plan of Merger in the form attached hereto as Exhibit A and without any further amendments to the terms thereof, the “Merger
Agreement”) pursuant to which, among other things, the Merger Sub will merge with and into the New Borrower and New Borrower shall become a wholly owned subsidiary of Existing Borrower (the “Merger”);
WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower,
Lenders and Collateral Agent hereby agree as follows:
1.Definitions. Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.
2.Joinder.
a.New Borrower. New Borrower hereby is added as a “Borrower” under the Loan Agreement. All references in the Agreement to “Borrower” shall hereafter mean and include the Existing Borrower and New Borrower individually and collectively, jointly and severally; and New Borrower shall hereafter have all rights, duties and obligations of “Borrower” thereunder.
b.Joinder to Loan Agreement. New Borrower hereby joins the Loan Agreement and each of the
Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and Loan Documents, as if it were originally named a “Borrower” therein (effective as of the date of this Amendment). Without limiting the generality of the preceding sentence, each New Borrower agrees that it will be jointly and severally liable, together with Existing Borrower, for the payment and performance of all obligations and liabilities of Borrower under the Loan Agreement, including, without limitation, the Obligations. Either

Borrower may, acting singly, request Credit Extensions pursuant to the Loan Agreement. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions pursuant to the Loan Agreement. Each Borrower hereunder shall be obligated to repay all Credit Extensions made pursuant to the Loan Agreement, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.
c.Subrogation and Similar Rights. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law and (b) any right to require Collateral Agent or any Lender to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Agent and any Lender may each exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Amendment, the Loan Agreement, the Loan Documents or any related documents, until the Obligations have been indefeasibly paid in full and at such time as each Lender’s obligation to make Credit Extensions has terminated, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Agent and/or Lenders under this Amendment and the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Amendment, the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Amendment, the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this section shall be null and void. If any payment is made to a Borrower in contravention of this section, such Borrower shall hold such payment in trust for Collateral Agent, for the ratable benefit of Lenders, and such payment shall be promptly delivered to Collateral Agent, for the ratable benefit of Lenders, for application to the Obligations, whether matured or unmatured.
d.Grant of Security Interest. To secure the prompt payment and performance of all of the Obligations, New Borrower hereby grants to Collateral Agent, for the ratable benefit of Lenders, a continuing lien upon and security interest in all of New Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired, or arising, and wherever located. New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Collateral Agent and each Lender that are reasonably deemed necessary by Collateral Agent or any Lender in order to grant a valid, perfected first priority security interest to Collateral Agent, for the ratable benefit of Lenders, in the Collateral. New Borrower hereby authorizes Collateral Agent to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Collateral Agent’s and/or any Lender’s interest or rights hereunder, including a notice that any disposition of the Collateral, except to the extent such disposition are permitted pursuant to the Loan Agreement, by either Borrower or any other Person, shall be deemed to violate the rights of Collateral Agent and each Lender under the Code. Without limiting the generality of the foregoing, Existing Borrower hereby grants and pledges to Collateral Agent, for the ratable benefit of the Lenders, to secure the prompt payment and performance of all of the Obligations, a perfected security interest in all of the issued and outstanding shares of capital stock of the New Borrower and shall simultaneously herewith deliver to Collateral Agent one or more original stock certificates, if certificated, representing such shares together with duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent.
e.Representations and Warranties. New Borrower hereby represents and warrants to Collateral Agent and each Lender that all representations and warranties in the Loan Documents made on the part of Existing Borrower are true and correct in all material respects on the date hereof (as updated by the Perfection Certificate delivered to Collateral Agent on or around the date of this Amendment, which Perfection Certificate was accepted by Collateral Agent in its discretion) with respect to Existing Borrower and New Borrower, with the same force and effect as if New Borrower were named as “Borrower” in the Loan Documents in addition to Existing Borrower.
3.Consent. Collateral Agent and the Required Lenders, hereby consent to Existing Borrower, New Borrower and Merger Sub consummating the Merger on the date hereof, strictly in accordance with the terms of the Merger Agreement and, to the extent that any waivers under the Loan Agreement or any other Loan Document, including, without limitations, Section 7.3 of the Loan Agreement, are required for Borrower to enter into the Merger Agreement and consummate the Merger, Collateral Agent and Required Lenders hereby provide such waivers. Furthermore, Collateral Agent and Required Lenders hereby consent to the repayment by Borrower, substantially contemporaneously with the consummation of the Merger, of that certain loan incurred by the New Borrower under 15 U.S.C. 636(a)(36) (the “SBA New Borrower PPP Loan”) in the aggregate principal amount of up to $1,104,508.47; provided, however, the aggregate payments made by Borrower in connection with the repayment of the SBA New Borrower PPP Loan shall not exceed $1,150,000.00.
4.Section 6.11(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:
(b) As tested on the last date of each quarter starting with the quarter ending September 30, 2020, (i) actual TTM Revenue for the Existing Borrower for the 12-month period then ended in an amount not less than seventy-five percent (75.00%) of the projections for the same 12-month period as then ended as set forth in the Management Plan and (ii) actual TTM Revenue for the Existing Borrower and New Borrower on a consolidated basis for the 12-month period then ended in an amount not less than seventy-five percent (75.00%) of the projections for the same 12-month period as then ended as set forth in the Management Plan.
5.The following Section 12.14 is hereby added to the Loan Agreement:
12.14 Borrower Liability. Either Borrower may, acting singly, request Credit Extensions hereunder.
Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions. Each
Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Collateral Agent or any Lender to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Agent and or any Lender may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Agent and the Lenders under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Collateral Agent and the Lenders and such payment shall be promptly delivered to Collateral Agent for application to the Obligations, whether matured or unmatured.
6.Section 13 of the Loan Agreement is hereby amended by adding the following definitions thereto in alphabetical order:
“Existing Borrower” is BIONANO GENOMICS, INC., a Delaware corporation.
“New Borrower” is LINEAGEN, INC., a Delaware corporation.
“Third Amendment” means that certain Consent and Third Amendment to Loan and Security Agreement, dated as of August 21, 2020, between Borrower, Collateral Agent and Required Lenders.
7.Section 13 of the Loan Agreement is hereby further amended by amending and restating the following definition therein as follows:
“Borrower” is individually and collectively, jointly and severally, New Borrower and the Existing
Borrower.
8.Annex X to the Loan Agreement is hereby amended and restated as set forth on Annex X hereto.
9.Notwithstanding anything herein to the contrary, none of the amendments set forth herein shall be applicable for the purposes of the Revolving Line or any provisions of the Loan Documents related to the Revolving Line unless the Bank becomes a party hereto.
10.Limitation of Amendment.
a.The amendments and waivers set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.
b.This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect.
11.The Perfection Certificate delivered on the Effective Date of the Loan Agreement is hereby updated by the Perfection Certificate delivered to Collateral Agent on or around the date of this Amendment.
12.To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:
a.The Merger Sub had no liabilities, Indebtedness or outstanding litigation immediately prior to the consummation of the Merger and the New Borrower has no material liabilities, Indebtedness or outstanding litigation immediately prior to the consummation of the Merger (this does not take away from any other representation or warranty previously made or being made herein by Borrower).
b.Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

c.Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
d.The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
e.The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
f.The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;
g.The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
h.This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
13.Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.
14.Borrower hereby covenants to the following:
a.On the date hereof, deliver to Collateral Agent, copies of the filed and stamped: certificate of incorporation of Existing Borrower effective as of the Merger, certificate of incorporation and conversion of New Borrower effective as of the Merger and certificate of Merger, certificates of good standing for New Borrower for the State of Delaware and any other state in which it is required to be qualified to do business.
b.On or before five days from the date hereof, deliver a copy of the form W-9 for the New Borrower to Collateral Agent.
c.On or before ten days from the date hereof, deliver to Collateral Agent an original stock certificate representing all outstanding shares of the New Borrower, together with duly executed instrument of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent.
d.On or before twenty days from the date hereof, deliver to Collateral Agent duly executed original Control Agreements with respect to any Collateral Accounts maintained by New Borrower.

e.On or before thirty days from the date hereof, Borrower shall deliver evidence satisfactory to Collateral Agent that the insurance policies for New Borrower required by Section 6.5 of the Loan Agreement are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Collateral Agent.
f.On or before thirty days from the date hereof, Borrower shall deliver to Collateral Agent (i) a landlord’s consent executed in favor of Collateral Agent in respect of all of New Borrower’s leased locations where New Borrower or any Subsidiary (other than Existing Borrower) maintains Collateral having a book value in excess of Two Fifty Thousand Dollars ($250,000.00) or its books or records (including, without limitation, its headquarters); and (ii) a bailee waiver executed in favor of Collateral Agent in respect of each third party bailee where New Borrower or any Subsidiary (other than Existing Borrower) maintains Collateral having a book value in excess of Two Hundred Fifty Thousand Dollars ($250,000.00).
15.The Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Collateral Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Collateral Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof through the date hereof. Without limiting the generality of the foregoing, the Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including the rights to contest: (a)
the right of Collateral Agent and each Lender to exercise its rights and remedies described in the Loan Documents; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the
Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.
16.This Amendment shall be deemed effective as of the date hereof upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, (b) Borrower’s payment of all Lenders’
Expenses incurred through the date hereof, which may be debited (or ACH’d) from the Designated Deposit Account in accordance with Section 2.3(d) of the Loan Agreement, (c) fulfillment of all conditions of Section 3.1(d), (e), (f) and (g) of the Loan Agreement (as they may be applicable to the New Borrower) and Section 3.2 of the Loan Agreement (as they may be applicable to New Borrower, (d) delivery of evidence to Collateral Agent (which evidence must be reasonably acceptable to Collateral Agent) that all Indebtedness of New Borrower to Silicon Valley Bank and pursuant to any promissory notes issued by
New Borrower shall have been fully satisfied and extinguished and any and all Liens with respect to the foregoing shall have been terminated (provided, however, the evidence of termination of Liens may be delivered no later than August 25, 2020) and (e) delivery of evidence to Collateral Agent (which evidence must be reasonably acceptable to Collateral Agent) that the SBA New Borrower PPP Loan has been repaid in full and all obligations with respect thereto have been fully satisfied.
17.This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.
18.This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Consent and Third Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER: BIONANO GENOMICS, INC. By /s/ Erik Holmlin Name: R. Erik Holmlin, Ph.D. Title: President and Chief Executive Officer
BORROWER: LINEAGEN, INC. By /s/ Erik Holmlin Name: R. Erik Holmlin, Ph.D. Title: President and Chief Executive Officer
COLLATERAL AGENT AND REQUIRED LENDERS: INNOVATUS LIFE SCIENCES LENDING FUND I, LP By: Innovatus Life Sciences GP, LP Its: General Partner By Name: Title:

[Consent and Third Amendment to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Consent and Third Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER: BIONANO GENOMICS, INC. By Name: Title:
BORROWER: LINEAGEN, INC. By Name: Title:
COLLATERAL AGENT AND REQUIRED LENDERS: INNOVATUS LIFE SCIENCES LENDING FUND I, LP By: Innovatus Life Sciences GP, LP Its: General Partner By /s/ Andrew Dym Name: Andrew Dym Title: Authorized Signatory

EXHIBIT A
AGREEMENT AND PLAN OF MERGER
PLEASE SEE ATTACHED

ANNEX X
MANAGEMENT PLAN

PLEASE SEE ATTACHED